EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We hereby consent to the incorporation by reference in post-effective amendment No. 1 to the Registration Statement on Form S-8 (No. 333-63740) of Powell Industries, Inc. of our report dated January 13, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
January 13, 2006